Filed pursuant to Rule 424(b)(5)

Registration No. 333-288736

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated July 28, 2025)

777,780 Shares of Common Stock

We are offering shares of our common stock, par value $0.0001 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CLIR.” On May 27, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.45 per share.

We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 116,667 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

As of the date hereof, the aggregate market value of shares of our common stock held by non-affiliates, or the public float, is $36,786,497, which was calculated based on 5,300,648 shares of our common stock outstanding held by non-affiliates at a price of $6.94 per share, the closing price of our common stock on April 6, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the public float in any 12-month period, so long as the public float is less than $75,000,000. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3.

	Per share	Total
Public offering price	$4.3300	$3,367,787.40
Underwriting discounts and commissions(1)	$0.2598	$202,067.24
Proceeds, before expenses, to us	$4.0702	$3,165,720.16

(1) We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding underwriter compensation.

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus, for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We anticipate delivery of the shares will be made on or about June 1, 2026, subject to customary closing conditions.

Newbridge Securities Corporation

The date of this prospectus supplement is May 28, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 (File No. 333-288736), which was declared effective on July 28, 2025, that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we or the underwriters provide to you or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Information Incorporated by Reference.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “ClearSign,” “ClearSign Technologies,” “we,” “us,” “our,” and the “Company” refer collectively to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” and the negative version of these words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus include, among other things, statements about:

●     our limited cash, history of losses, and our expectation that we will continue to experience operating losses and negative cash flows in the near future;

●     our ability to successfully develop and implement our technologies and achieve profitability;

●     changes in government regulations that could substantially reduce, or even eliminate, the need for our technology;

●     emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●     customer demand for the products and services we develop;

●     the impact of competitive or alternative products, technologies, and pricing;

●     our ability to manufacture any products we design;

●     general economic conditions and events and the impact they may have on us and our potential customers;

●     the impact of global supply-chain constraints and the threat of, or implementation of, tariffs on imported or exported goods and materials may adversely affect our commercialization efforts and business operations;

●     our revenue has been highly concentrated among a small number of customers, and our results of operations could be harmed if we lose a key revenue source and fail to replace it;

●     the impact of a cybersecurity incident or other technology disruption;

●     our ability to protect our intellectual property;

●     our ability to obtain adequate financing in the future;

●     lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to;

●     our ability to retain and hire personnel with the experience and talent to develop our products and business;

●     our success at managing the risks involved in the foregoing items; and

●     the other factors disclosed under the section titled “Risk Factors” herein, under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties discussed herein generally and from time to time in our filings with the SEC.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included in or incorporated by reference into this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors,” under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties discussed herein generally and from time to time in our filings with the SEC. In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur. You should not place undue reliance on these forward-looking statements.

Note Regarding Reverse Stock Split

We effected a reverse stock split of our outstanding common stock at a ratio of 1-for-10, effective as of March 16, 2026, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) (the “Reverse Split”). Unless otherwise indicated, all share and per share information in this prospectus supplement and in the filings made with the SEC incorporated herein by reference are adjusted to reflect the Reverse Split. However, the share and/or per share information as stated in the accompanying prospectus, dated July 28, 2025, and in our Current Report on Form 8-K filed on March 4, 2026, which is incorporated by reference herein, do not give effect to the Reverse Split.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, page 6 of the accompanying prospectus and in the documents incorporated herein by reference.

Our Business

We design and develop technologies for the purpose of decarbonization and improving key performance characteristics of combustion systems, including emission and operational performance, energy efficiency and overall cost-effectiveness. Our ClearSign Core™ technology has been proven in full scale industrial test furnaces and boilers and first customer installations are currently operating in normal commercial applications. We have generated nominal revenues from operations to date to meet operating expenses.

We have incurred losses since inception totaling $106.7 million and we expect to experience operating losses and negative cash flow for the foreseeable future. We have historically financed our operations primarily through issuances of equity securities. As of March 31, 2026, we have raised approximately $105.3 million in gross proceeds through the sale of our equity securities. We may need to raise additional capital in the future, however, the significant volatility in the capital markets may negatively affect our ability to raise this additional capital.

In order to generate meaningful revenues, our technologies must gain market recognition and acceptance to develop sufficient recurring sales. In addition, management believes that the successful growth and operation of our business is dependent upon our ability to obtain adequate sources of funding through co-development agreements, strategic partnering agreements, or equity or debt financing to support commercialization of our research and development efforts, protect intellectual property, form relationships with strategic partners and provide for working capital and general corporate purposes. There can be no assurance that we will be successful in achieving our long term plans, or that such plans, if consummated, will result in profitable operations or enable us to continue in the long term as a going concern.

Our costs include employee salaries and benefits, compensation paid to consultants, materials and supplies for prototype development and manufacture, costs associated with development activities including materials, sub-contractors, travel and administration, legal and accounting expenses, sales and marketing costs, general and administrative expenses, and other costs associated with an early stage, publicly traded technology company. We currently have 15 full-time employees. Because using third party expertise and resources is more efficient than maintaining full time resources, we also expect to incur ongoing consulting expenses related to technology development and some administrative, sales and legal functions commensurate with our current level of activities.

The amount that we spend for any specific purpose may vary significantly, and could depend on a number of factors including, but not limited to, the pace of progress of our commercialization and development efforts, actual needs with respect to product testing, development and research, market conditions, and changes in or revisions to our sales and marketing strategies.

Research, development, and commercial acceptance of new technologies are, by their nature, unpredictable.  Although we undertake development and commercialization efforts with reasonable diligence, there can be no assurance that the net proceeds from our securities offerings will be sufficient to enable us to develop our technology to the extent needed to create sufficient future sales to sustain operations.  If the net proceeds from these offerings are insufficient for this purpose, we will consider other options to continue our path to commercialization, including, but not limited to, additional financing through follow-on equity offerings, debt financing, co-development agreements, sale or licensing of developed intellectual or other property, or other alternatives.

We cannot assure that our technologies will be accepted, that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. Furthermore, we have no committed source of financing, and we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to scale back our development by reducing expenditures for employees, consultants, business development and marketing efforts or to otherwise severely curtail, or even to cease, our operations.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core™ technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares. We have initially targeted these markets for various reasons, such as, but not limited to: (i) environmental regulations imposed on these markets, (ii) total available market size, (iii) this technology being the most readily adapted to the needs of these industries and (iv) management experience and expertise.

Our initial target markets center on the energy sector, including downstream oil refineries through the use of process heaters and boilers as well as upstream crude oil production through the use of once through steam generators and wellhead enclosed flares. We believe operators in our domestic target markets are under pressure to meet current and proposed federal, state and local pollution emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we expect these standards to continue to become more stringent regardless of political leadership. As an illustration, air pollution emission standards are most stringent in the states of California and Texas, which historically have had leadership from different political parties. We believe this to be the case in the U.S. and worldwide in most major developed and developing countries. As a result, these standards are a significant driver for our development and sales efforts. We believe that our ClearSign CoreTM technology can provide a unique, cost-effective pollution control solution for operators in comparison to known competing products.

Recent Developments

Reverse Stock Split

On February 26, 2026, at our special meeting of stockholders, our stockholders approved a certificate of amendment to our certificate of incorporation, as amended (a “Charter Amendment”), to effect a reverse stock split of our outstanding shares of common stock at a ratio to be determined by the Company’s board of directors (the “Board”). On March 6, 2026, we filed a Charter Amendment with the Secretary of State of Delaware to effect the Reverse Split (as defined above) of our outstanding shares of common stock as of 12:01 a.m. Eastern Time on March 16, 2026, in order to regain compliance with Listing Rule 5550(a)(2) of The Nasdaq Stock Market LLC (“Nasdaq”).

Nasdaq Bid Price Compliance

On March 30, 2026, we received a letter from Nasdaq stating that, because our shares of common stock had a closing bid price at or above $1.00 per share for a minimum of 10 consecutive business days, we had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2), and that the matter is now closed.

“M1” Series Burner Order

On May 18, 2026, we received a purchase order for a ClearSign “M1” Series burner, one of our “M” Series process burners. The ClearSign Core™ M1 burner, sold through Tulsa Heaters Midstream, a midstream and gas processing company based in Tulsa, Oklahoma, will be installed in a new heater at a gas processing facility of a multinational energy company in West Texas. We expect to deliver this burner in the third quarter of 2026.

Suspension of ATM Offering

On May 26, 2026, we notified H.C. Wainwright & Co., LLC (“Wainwright”) that we suspended the use of and terminated the prospectus supplement filed on July 17, 2025, which forms a part of the “shelf” registration statement on Form S-3 (File No. 333-288736), relating to our existing “at the market” offering (the “ATM Program”) pursuant to the At the Market Offering Agreement, dated July 17, 2025, by and between the Company and Wainwright (the “ATM Agreement”). We will not make any sales of our shares of common stock pursuant to the ATM Program unless and until a new prospectus supplement is filed. Other than the suspension of the ATM Program and termination of the related prospectus supplement, the ATM Agreement remains in full force and effect.

Corporate Information

We were incorporated in the State of Washington on January 23, 2008. Effective June 14, 2023, we changed our domicile from the State of Washington to the State of Delaware by means of a plan of conversion. The address of our corporate headquarters is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133 and our telephone number is (918) 500-7312. We currently operate in the United States.

The name “ClearSign,” the “ClearSign Technologies Corporation” logo, and other registered or common law trademarks or service marks of ClearSign Technologies Corporation appearing in this prospectus supplement and the accompanying prospectus are the property of ClearSign Technologies Corporation. Other trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus, if any, are the property of their respective owners. Solely for convenience, trade names, trademarks, and service marks referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to such trade names, trademarks, and service marks.

Available Information

Our website address is www.clearsign.com. The information in our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC. Through a link on the “Investors” section of our website, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also read any materials submitted electronically by us to the SEC on its website (www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	777,780 shares of common stock.

Common stock outstanding before this offering	5,412,633 shares of common stock.

Common stock outstanding immediately after this offering	6,190,413(1)

Price per share	$4.33

Over-allotment option	We have granted the underwriter an option to purchase from us, for a period of 30 days after the date of this prospectus supplement, up to an additional 116,667 shares of our common stock to cover over-allotments, if any.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital, research and development, marketing and sales, and general corporate purposes.

Nasdaq Capital Market symbol	CLIR

Risk factors Lock-up

See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

We, all of our directors and officers have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our shares of common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after the date of this prospectus supplement. Notwithstanding the foregoing, we may offer and sell shares of our common stock pursuant to our ATM Program following the date that is 30 days after the date of this prospectus supplement. See “Underwriting” for more information.

(1) The number of shares of our common stock to be outstanding immediately after this offering is based on 5,412,633 shares of common stock outstanding as of May 28, 2026, and excludes, as of that date:

● 73,726 shares of common stock issuable upon the vesting of outstanding restricted stock units;

● 228,504 shares issuable upon the exercise of outstanding stock options granted pursuant to our 2011 Equity Incentive Plan (the “2011 Plan”) and our 2021 Equity Incentive Plan (as it may be amended from time to time, the “2021 Plan”), with a weighted-average exercise price of $19.86 per share;

● 49,139 shares issuable upon the exercise of outstanding inducement stock options granted outside of our equity incentive plans at a weighted average exercise price of $15.27 per share;

● 419,493 shares reserved for future issuances under the 2021 Plan;

● 19,629 shares reserved for future issuances under our 2013 Consultant Stock Plan (the “Consultant Plan”);

● 42,516 shares of our common stock issuable upon the exercise of outstanding underwriter warrants at an exercise price of $11.375 per share;

● 2,041,484 shares of common stock issuable upon the exercise of outstanding redeemable warrants outstanding at an exercise of $10.50 per share;

● 246,636 shares of common stock issuable upon the exercise of outstanding pre-funded warrants outstanding at an exercise of $0.001 per share; and

● 43,244 shares of common stock issuable upon the exercise of outstanding placement agent warrants at an exercise of $11.375 per share.

Unless otherwise specifically stated, information throughout this prospectus supplement assumes that none of our outstanding options or warrants to purchase shares of our common stock are exercised, none of our outstanding restricted stock units have vested and none of the over-allotment option granted to the underwriter is exercised.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein.

For a discussion of additional risks associated with our business, our intellectual property, government regulation, our industry and an investment in our securities, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 31, 2026, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

If any of the risks described below, or those incorporated by reference into this prospectus supplement actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations. Certain statements below are forward-looking statements. See the information included under the heading “Disclosure Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We currently intend to use the net proceeds of this offering for working capital, research and development, marketing and sales, and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Our management will have broad discretion and flexibility in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or other securities. Accordingly, you will be relying on the judgment of our management on the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock or other securities to decline.

If we do not receive additional financing when and as needed in the future, we may not be able to continue our development and commercialization efforts and our business may fail.

Our business is capital-intensive and requires capital investments in order for it to develop. Our cash on hand will likely not be sufficient to meet all of our long-term future needs, even taking into account the net proceeds of this offering, because our target customers are, in general, slow to adopt new technologies, and we anticipate that we will continue to require substantial additional funds in excess of our current financial resources for research, development and commercialization of our technology, to obtain and maintain patents and other intellectual property rights in our technology, and for working capital and other purposes, the timing and amount of which are difficult to ascertain. Until our technology generates revenues sufficient to support our operations, we plan to continue to obtain the necessary working capital for operations through the sale of our securities, but we may not be able to obtain financing in amounts sufficient to fund our business plans or in terms acceptable to us. If we cannot obtain additional funding when and as needed, our business may fail.

There may be future sales or other dilution of our equity securities, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. After this offering, the market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We may, in the future, seek additional capital through a combination of public and private offerings of common stock, or other securities convertible into or exchangeable for, or that represent a right to receive, common stock. We may also participate in debt financings. To the extent that we raise additional capital through the sale of common stock, or securities that are convertible into or exchangeable for, or that represent a right to receive, common stock, your ownership interest will be diluted, and the market price of our common stock could be adversely affected. The incurrence of indebtedness, if obtained, would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt and other operating restrictions that could adversely impact our ability to conduct our business. Moreover, we may issue additional shares of our common stock upon the exercise of currently outstanding options and warrants. Such issuances may involve a significant number of our common shares at prices less than the offering price in this offering.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

The price at which our common stock is being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase our common stock in this offering, you will incur an immediate substantial dilution of $2.75 in net tangible book value per share from the price you paid, based on our financial statements as of March 31, 2026. If our outstanding options or warrants to purchase our common stock are exercised or our outstanding restricted stock units vest, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to continue to develop our products, to market our products, to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant. See “Dividend Policy.” As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $2,941,686, or approximately $3,416,544 if the underwriter’s over-allotment option is exercised in full, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering. We currently intend to use the net proceeds from the sale of our common stock for working capital, research and development, marketing and sales, and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Pending their use, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

DILUTION

Our net tangible book value as of March 31, 2026, was approximately $6.9 million, or $1.27 per share. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on March 31, 2026. After giving effect to the issuance and sale by us of shares of common stock in this offering at an offering price of  $4.33 per share, and after deducting the underwriting discount and commission and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026, would have been approximately $9.8 million, or $1.58 per share of our common stock. This represents an immediate increase in net tangible book value of  $0.31 per share to our existing stockholders and an immediate dilution in net tangible book value of  $2.75 per share to new investors purchasing shares of our common stock in this offering.

We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the offering price per share of our common stock. The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share		$4.33
Net tangible book value per share as of March 31, 2026	$1.27
Increase per share attributable to new investors in this offering	$0.31
As adjusted net tangible book value per share after this offering		$1.58
Dilution in net tangible book value per share to new investors		$2.75

The table above does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering or the vesting of outstanding restricted stock units.

The number of shares of our outstanding common stock reflected in the discussion and table above is based on 5,409,133 shares of common stock outstanding as of March 31, 2026, and excludes as of that date:

● 73,726 shares of common stock issuable upon the vesting of outstanding restricted stock units;

● 228,854 shares issuable upon the exercise of outstanding stock options granted pursuant to our 2011 Plan and 2021 Plan with a weighted-average exercise price of $19.89 per share;

● 49,139 shares issuable upon the exercise of outstanding inducement stock options granted outside of our equity incentive plans at a weighted average exercise price of $15.27 per share;

● 422,993 shares reserved for future issuances under the 2021 Plan;

● 19,629 shares reserved for future issuances under the Consultant Plan;

● 42,516 shares of our common stock issuable upon the exercise of outstanding underwriter warrants at an exercise price of $11.375 per share;

● 2,041,484 shares of common stock issuable upon the exercise of outstanding redeemable warrants outstanding at an exercise of $10.50 per share;

● 246,636 shares of common stock issuable upon the exercise of outstanding pre-funded warrants outstanding at an exercise of $0.001 per share; and

● 43,244 shares of common stock issuable upon the exercise of outstanding placement agent warrants at an exercise of $11.375 per share.

To the extent that the outstanding options or warrants are exercised or outstanding restricted stock units vest, you will experience further dilution. To the extent that the above issued options, warrants and restricted stock units are exercised or vest, as applicable, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $4.21 per share, and the dilution in net tangible book value per share to purchasers in this offering would be $0.12 per share. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

UNDERWRITING

Newbridge Securities Corporation is acting as sole underwriter of this offering. We have entered into an underwriting agreement with Newbridge Securities Corporation, dated May 28, 2026, with respect to the shares of our common stock subject to this offering. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us on a firm commitment basis, the number of shares of our common stock set forth opposite its name in the table below:

Underwriters	Number of Shares
Newbridge Securities Corporation	777,780
Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares being offered to the public is subject to approval of legal matters by counsel and the satisfaction of other conditions. These conditions include, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus. The underwriter is obligated to purchase all of our shares of common stock in this offering, other than those covered by the option described below, if it purchases any of our shares of common stock.

The underwriter has advised us that it proposes to offer the common stock directly to the public at the public offering price listed on the cover page of this prospectus. The underwriting discount includes a selling concession component of $0.15588 per share, which will be retained by the underwriter in connection with the distribution of the shares. No other dealers were engaged in this offering, and no portion of the underwriting discount was reallowed to any other securities dealers. After the initial offering, the public offering price or other terms of the offering may be changed by the underwriter.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or other indemnified parties may be required to make in respect of any such liabilities.

Option

We have granted the underwriter an option, exercisable from time to time for up to 30 days after the date of this prospectus, to purchase a maximum of 116,667 additional shares of common stock from us. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions.

Commissions and Expenses

The following table provides information regarding the amount of the underwriting discounts and commissions to be paid to the underwriter by us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase additional shares of common stock.

	Per Share	Total Without Over-Allotment Option	With Over-Allotment Option
Underwriting discounts and commissions paid by us	$0.2598	$202,067.24	$232,377.33
Proceeds, before expenses, to us	$4.0702	$3,165,720.16	$3,640,578.18

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $224,034, which includes our legal, accounting and printing costs and various other fees associated with registration of the offering of our common stock. We have agreed to reimburse the underwriter for its reasonable out-of-pocket expenses actually incurred in the offering, including fees and disbursements of legal counsel to the underwriter of up to $85,000. If the underwriting agreement is terminated or the offering is not completed, we have agreed to reimburse the underwriter for up to $30,000 of its reasonable accountable out-of-pocket expenses actually incurred, including fees and disbursements of counsel to the underwriter.

Lock-Up Agreements

We and each of our officers and directors have agreed not to offer, pledge, sell, contract to sell, sell any option, right or warrant to purchase, lend or otherwise transfer or dispose, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of 90 days from the date of this prospectus supplement, without the prior written consent of the underwriter, subject to certain exceptions, including, but not limited to, the issuance of shares of common stock pursuant to our ATM Program following the date that is 30 days after the date of this prospectus supplement, unless otherwise agreed to by the underwriter.

The underwriter may, in its sole discretion and at any time or from time to time, release all or any portion of the common stock or other securities subject to the lock-up agreement. Any determination to release any common stock would be based upon a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market of the common stock, general market conditions, the number of shares of common stock or other securities proposed to be sold or otherwise transferred and the timing, purposes and terms of the proposed sale or other transfer. The underwriter does not have any present intention, agreement or understanding, implicit or explicit, to release any of the shares of common stock or other securities subject to the lock-up agreements prior to the expiration of the lock-up period described above.

Stabilization

Until the distribution of shares of common stock is complete, SEC rules may limit the ability of the underwriter to bid for and purchase shares of our common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions which stabilize the price of the shares of common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from us in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the share price at which they may purchase through its option to purchase additional shares. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriter commences any of these transactions, it may discontinue them at any time without notice.

We expect that delivery of the shares will be made to investors on or about June 1, 2026.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their clients and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Prospectus

This prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on the underwriter’s or its affiliates’ websites and any information contained in any other website maintained by the underwriter or any affiliate of the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Additional Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp, LLP, New York, New York. Hunton Andrews Kurth LLP, Houston, Texas is acting as counsel to the underwriter.

EXPERTS

The consolidated financial statements of ClearSign Technologies Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-288736) under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.clearsign.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 31, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025, from our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders, as filed with the SEC on April 28, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 15, 2026;

•	our Current Reports on Form 8-K as filed with the SEC on March 4, 2026, March 10, 2026, March 30, 2026 and May 28, 2026; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 or related exhibits furnished pursuant to Item 9.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We maintain a website at www.clearsign.com. The information on our website is not considered part of or incorporated by reference in this prospectus or any other document we file with or furnish to the SEC.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to ClearSign Technologies Corporation, 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133, Telephone: (918) 500-7312.

PROSPECTUS

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of debt securities, common stock, preferred stock, warrants, subscription rights and units. The units may consist of any combination of the securities listed above. We will provide you with more specific terms of the securities offered by us in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of the securities we offer and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLIR”. On July 16, 2025, the closing price of our common stock as reported by Nasdaq was $0.50 per share.

As of the date hereof, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,490,256, which we calculated based on 52,426,282 shares of outstanding common stock as of July 17, 2025, of which 43,137,337 shares were held by non-affiliates, and a price per share of $0.73 which was the closing price of our common stock on May 19, 2025.  We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” on page 6 for more information on the risks you should consider before buying our securities. An investment in our securities is not suitable for all investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of the registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “ClearSign,” “we,” “us,” “our” or the “Company” refer to ClearSign Technologies Corporation and its subsidiary, ClearSign Asia Limited.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus, may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the documents that we reference herein and have filed or incorporated by reference hereto completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About ClearSign Technologies Corporation

We design and develop technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial combustion systems, including emission and operational performance, energy efficiency, and overall cost-effectiveness. We believe that our patented ClearSign Core™ technology can enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production, midstream gas processing and transportation, and down-stream refining), institutional, commercial and industrial boiler, chemical, and petrochemical industries. Our ClearSign CoreTM technology, which is our primary technology, uses either a porous ceramic structure or metal flame holder device held at a distance from the injection planes of a burner to significantly reduce flame length and achieve low emissions without the need for external flue gas recirculation, selective catalytic reduction, or high excess air systems. To date, our operations have been funded primarily through sales of our equity securities.

Our combustion technology has been successfully deployed in commercial projects such as down-stream refining and upstream oil production. These applications include our process burner, flaring and boiler burner technologies. Both our process burner and boiler burner technology can operate in high-intensity industrial burner applications at sites that are required to meet low air pollutant emissions.

We believe that combustion equipment utilizing ClearSign CoreTM technology is more effective and cost-efficient than current industry-standard air pollution control technologies and can reduce nitrogen oxide (“NOx”) emissions down to the levels required by new stringent emission regulations. NOx is a regulated greenhouse gas pollutant comprised of nitrogen oxide and nitrogen dioxide. These current industry-standard air pollution control technologies include selective catalytic reduction devices (“SCRs”), low- and ultra-low NOx burners, external flue gas recirculation systems and other similar technologies. Such air pollution control systems are widely used in places within our current target markets such as petroleum refining and petrochemical process heaters, large-scale once through steam generators (“OTSGs”), enclosed flares, institutional commercial and industrial boilers and other similar equipment. We believe that our ClearSign CoreTM technology can provide value to our customers not only by helping them meet current and possible future legislative mandates to reduce pollutant emissions, but also by improving operating efficiency and increasing overall return on investment.

Based on the operating data we have obtained from our installed products, burners utilizing ClearSign CoreTM technology can provide increased heat transfer efficiency as compared to other emission reducing technologies. This is consistent with the physics of heat transfer and the mechanisms by which the technology functions. The reported increased heat transfer efficiency may potentially result in cost savings in the low to mid-single digit percentage range for burners employing our technology. We believe that these potential costs savings could produce a significantly attractive pay-back period for an investment in ClearSign CoreTM technology-based burners. In addition, because the flame volumes in heaters utilizing ClearSign CoreTM technology are typically small, heaters using our technology are expected to operate at a lower cost, have increased productivity, and require less maintenance and downtime compared to heaters that operate with enlarged flames produced by traditional low NOx burners. The flames in a ClearSign CoreTM system are established from a predominantly premixed stream of fuel, combustion air and flue gasses stabilized on a downstream structure that promotes turbulence and ignition with minimal “bulking up.” In comparison, flames resulting from the traditional legacy process of slow mixing of the fuel and air, and dilutive inert flue gasses have a much larger size. With a lower volume flame in a ClearSign CoreTM system, surfaces in the heater or boiler experience less touching by the flame and it is anticipated that our systems can virtually eliminate flame impingement. Our technology also enables burners to function better in tightly spaced heaters compared to the flames of traditional low NOx burners. Most importantly, using our technology has the potential to decrease process downtime required during installation compared to retrofits utilizing the legacy technology of SCRs or flue gas recirculation systems.

We are also designing and commercializing a range of sensing products called the ClearSign Eye for two potential markets. The primary addressable market is similar to that of our ClearSign CoreTM technology, although not limited to regions requiring emissions reduction. The flame sensing products are applicable to all installed burners that use a pilot for ignition, including in markets and regions beyond those where reducing emissions is a high priority. Like our burner technology, our burner sensing technology is being developed to provide convenient replacement and retrofit solutions for existing equipment as well as for inclusion in newly built equipment.

The secondary potential market for our sensing technology is outside of the typical combustion industry and includes transportation industries. We are collaborating with Narion Corporation to further develop our technology for this industry, which allows us to incur minimal costs while pursuing this market opportunity. While use of this fundamental technology in applications intended for transportation markets is proven, the development and refinement of specific products, obtaining the certifications required for commercial deployment and establishing an efficient manufacturing source and channels to market will take some time, and we cannot assure that these goals will be achieved. We believe that the opportunities for application of our sensing technology in the transportation market are global and of great value, but it will also take longer to commercialize products targeted for this market for the reasons stated above.

Overall, our sensing technologies could provide future diversification as well as the opportunity for continued business expansion and growth beyond the maturation of our combustion-related businesses.

Our Industry

The combustion and emissions control systems markets are significant, both with respect to the wide array of industries in which the systems are used and the amount of capital spent installing and upgrading the systems. Combustion systems are used to provide heat for many different industrial and commercial processes, including boilers, petrochemical process heaters, and waste disposal systems. In order to maximize energy efficiency while keeping pace with regulatory guidelines for air pollution emissions, operators of combustion systems are continually installing, maintaining, and upgrading a variety of costly process control, air pollution control and monitoring systems. Although we believe that there are many potential markets for our ClearSign Core™ technology, to date we have limited the introduction of this technology to petroleum refining process heaters, energy infrastructure process heaters, boilers for steam and hot water generation, boilers for building heating systems, and enclosed flares. We have initially targeted these markets for various reasons, such as, but not limited to: (i) environmental regulations imposed on these markets, (ii) total available market size, (iii) this technology being the most readily adapted to the needs of these industries and (iv) management experience and expertise.

Our initial target markets center on the energy sector, including downstream oil refineries through the use of process heaters and boilers as well as upstream crude oil production through the use of OTSGs and wellhead enclosed flares. We believe operators in our domestic target markets are under pressure to meet current and proposed federal, state and local pollution emissions standards. The standards applicable to our target markets have been developed over the past 50 years with broad political input. Due to the localized effects of poor air quality, we expect these standards to continue to become more stringent regardless of political leadership. As an illustration, air pollution emission standards are most stringent in the states of California and Texas, which historically have had leadership from different political parties. We believe this to be the case in the U.S. and worldwide in most major developed and developing countries. As a result, these standards are a significant driver for our development and sales efforts. We believe that our ClearSign CoreTM technology can provide a unique, cost-effective pollution control solution for operators in comparison to known competing products.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

We were incorporated in the State of Washington on January 23, 2008. Effective June 14, 2023, we changed our domicile from the State of Washington to the State of Delaware by means of a plan of conversion. The address of our corporate headquarters is 8023 East 63rd Place, Suite 101, Tulsa, Oklahoma 74133 and our telephone number is (918) 236-6461. Our website can be accessed at www.clearsign.com. We currently operate in the United States.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures, acquisitions and additions to working capital. When a particular offering of securities is made, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

With the exception of debt securities we may sell with no equity conversion feature and, therefore, no effect on dilution, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by us in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

We may offer and sell, at any time and from time to time:

●	debt securities;

●	shares of our common stock, par value $0.0001 per share;

●	shares of our preferred stock, par value $0.0001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	subscription rights to purchase one or more of the other securities described in this prospectus;

●	units comprised of one or more of the other securities described in this prospectus; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in such indenture. Such indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the provisions contained in the indenture that require the assumption of debt securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 30 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation (as amended from time to time, the “certificate of incorporation”) and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 89,500,000 shares of capital stock authorized under our certificate of incorporation, consisting of 87,500,000 shares of common stock and 2,000,000 shares of preferred stock.

As of July 17, 2025, there were 52,426,282 shares of common stock outstanding and 0 shares of preferred stock outstanding. In addition, there were outstanding:

●	Approximately 1,255,000 shares of common stock issuable upon the vesting of outstanding restricted stock units;

●	Approximately 2,397,000 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.03 per share;

●	Approximately 491,000 shares issuable upon the exercise of outstanding stock options granted outside of our Equity Incentive Plans (as defined below) at a weighted average exercise price of $1.53 per share;

●	Approximately 1,514,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2021 Equity Incentive Plan (the “2021 Plan”);

●	Approximately 278,000 shares reserved for future issuances under the ClearSign Technologies Corporation 2013 Consultant Stock Plan (the “Consultant Plan,” together with the ClearSign Technologies Corporation 2011 Equity Incentive Plan and the 2021 Plan, the “Equity Incentive Plans”);

●	5,267,222 shares of our common stock issuable upon exercise of the warrants issued in connection with an underwritten public offering at an exercise price of $1.05 per share;

●	425,109 shares of our common stock issuable upon exercise of underwriter warrants issued to Public Ventures, LLC (“Public Ventures”) in connection with an underwritten public offering at an exercise price of $1.1375 per share;

●	15,147,606 shares of common stock issuable upon exercise of certain redeemable warrants outstanding at an exercise of $1.05 per share;

●	2,795,395 shares of common stock issuable upon exercise of certain pre-funded warrants outstanding at an exercise of $0.0001 per share; and

●	432,432 shares of common stock issuable upon exercise of placement agent warrants issued to Public Ventures as placement agent at an exercise of $1.1375 per share.

Dividend Rights

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of common stock will be entitled to the payment of dividends on the common stock when, as and if declared by our board of directors in accordance with applicable law.

Voting Rights

Holders of common stock will be entitled to one vote for each share held as of the record date for determining stockholders entitled to vote on such matters, except as otherwise required by law.

Right to Receive Liquidation Distributions

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, the funds and assets of the Company that may be legally distributed to the stockholders will be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Matters

All outstanding shares of the common stock will be fully paid and nonassessable. The common stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Trading Symbols and Market

Our common stock is listed on Nasdaq under the symbol “CLIR.”

Description of Preferred Stock

Our certificate of incorporation permit us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorize the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, limitations, voting powers, preferences and relative rights of the shares, including the right to convert the shares into shares of our common stock, and to fix the qualifications, limitations and restrictions thereof.

Anti-Takeover Provisions

Certain provisions of Delaware law, the certificate of incorporation, and the bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the board of directors.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, the certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, and except as otherwise provided by law, our certificate of incorporation authorizes only a majority of the remaining members of the board of directors (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the board of directors will be permitted to be set only by a resolution of the board of directors. These provisions would prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the board of directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our bylaws provide that the our stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The certificate of incorporation and bylaws further provide that special meetings of the Company’s stockholders may be called only by the chairman of the board of directors, the Chief Executive Officer of the Company or the board of directors pursuant to a resolution adopted by a majority of board of directors, and may not be called by any other person, including the Company’s stockholders.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL under our certificate of incorporation. As a result, pursuant to our certificate of incorporation, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

●	the board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the acquisition is approved by our board of directors, and by the affirmative vote of at least two-thirds vote of the non-interested stockholders in a meeting.

The restrictions described above will apply subject to certain exceptions, including if a stockholder becomes an interested stockholder inadvertently and, as soon as practicable, divests itself of ownership of such shares so that the stockholder ceases to be an interest stockholder, and, within the three (3) year period, that stockholder has not become an interested stockholder but for such inadvertent acquisition of ownership. Generally, a “business combination” or “acquisition” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Our certificate of incorporation provisions that elect to opt out of Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The bylaws provide that the Company’s stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Company’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at the Company’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. The bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation Provisions

Amendments to the provisions of the certificate of incorporation related to restrictions on any business combination with any interested stockholder and indemnification of directors and officers of the Company require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of the Company; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, or stockholders to the Company or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, certificate of incorporation or the bylaws, as amended; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The certificate of incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against the Company or its directors and officers.

Description of Warrants

We may issue warrants for the purchase of any of our securities, including the securities we are registering. As explained below, each warrant will entitle its holder to purchase the securities subject to the warrant at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with securities. The warrants will be issued pursuant to warrant agreements.

The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants;

•	the initial offering price;

•	the aggregate number of warrants and the aggregate number of securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each security;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased for each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must read the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may issue units consisting of common stock, preferred stock, warrants, subscription rights, debt securities or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Subscription Rights” will apply to each unit and, as applicable, to each security included in each unit.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as our agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on Nasdaq or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require the delivery of securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents as designated from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Mitchell Silberberg & Knupp LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements for ClearSign Technologies Corporation as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of BPM CPA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.clearsign.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on May 28, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on April 4, 2025, May 23, 2025, May 27, 2025 and July 11, 2025; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

ClearSign Technologies Corporation

8023 E. 63rd Place, Suite 101

Tulsa, OK 74133
(918) 236-6461

Attention: Chief Financial Officer

777,780 Shares of Common Stock

ClearSign Technologies Corporation

Prospectus Supplement

Newbridge Securities Corporation

May 28, 2026